Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267837) of Rentokil Initial Plc of our report dated 4 April 2023, except for the adjustments to remove certain non-IFRS measures discussed in the basis of preparation note, as to which the date is 8 February 2024, relating to the financial statements, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

8 February 2024